UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2011
The India Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-08266	13-3749070
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

345 Park Avenue, New York, New York		10154
(Address of principal executive offices)		(Zip Code)
866-800-8933
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 7.01. Regulation FD Disclosure
     On September 14, 2011 The India Fund, Inc. (NYSE: IFN) (the “Fund”) announced that the Fund’s Board of Directors has approved a new management agreement with Aberdeen Asset Management Asia Limited (“Aberdeen Asia”), subject to approval by the Fund’s stockholders. The transfer of management from Blackstone Asia Advisors L.L.C. is in connection with The Blackstone Group’s exit from the business of managing publicly listed closed-end investment companies focused on Asian equity markets. If the Fund’s stockholders approve the new management agreement, Aberdeen Asia, based in Singapore and a subsidiary of Aberdeen Asset Management PLC, will be the Fund’s investment manager and will assume responsibility for the design and implementation of the Fund’s investment program. The advisory fee rates under the new management agreement will be the same as the rates under the current agreement. Stockholders of the Fund will be asked to consider the new management agreement at a Joint Special Meeting of Stockholders currently scheduled to be held on November 16, 2011. Aberdeen Asia is expected to become the Fund’s investment manager shortly after stockholder approval of the new management agreement.
     Exhibit 99.1 is a copy of the press release. The press release is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Fund under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 99.1	The India Fund, Inc. press release, dated September 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	The India Fund, Inc.
	By:	/s/ Prakash A. Melwani
		Name:	Prakash A. Melwani
		Title:	President

EXHIBIT INDEX
Exhibit 99.1	The India Fund, Inc. press release, dated September 14, 2011.